Exhibits 5.2 and 23.4

MILBANK, TWEED, HADLEY & MCCLOY LLP

1 Chase Manhattan Plaza

New York, NY 10005

March 9, 2005

International Securities Exchange, Inc.

60 Broad Street

New York, NY 10004

Re:        Registration Statement on Form S-8 of International Securities Exchange, Inc. Relating to the Issuance of Shares of Class A Common Stock Pursuant to the International Securities Exchange, Inc. 2002 Stock Option Plan, Stock Purchase Plan and Omnibus Stock Plan

Ladies and Gentlemen:

We have acted as counsel to the International Securities Exchange, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, (the “Act”) relating to the offering of up to 9,351,000 shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Shares”), pursuant to the provisions of the International Securities Exchange, Inc. 2002 Stock Option Plan, Stock Purchase Plan and Omnibus Stock Plan (the “Plans”). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

We are of the opinion that the Company’s Board of Directors has duly authorized the issuance of the Shares and that when:

(a)	the applicable provisions of the Act and of State securities or blue sky laws shall have been complied with; and

(b)	the Shares shall have been duly issued and paid for in an amount not less than par value of $0.01 per share,

the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/    MILBANK, TWEED, HADLEY & MCCLOY LLP

Milbank, Tweed, Hadley & McCloy LLP